UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) July 19, 2007

                              Gilman + Ciocia, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                  000-22996                                11-2587324
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           (Commission File Number)            (IRS Employer Identification No.)

   11 Raymond Avenue, Poughkeepsie, New York                            12603
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    (Address of Principal Executive Offices)                          (Zip Code)

                                 (845) 486-0900
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At the July 19, 2007 annual meeting of stockholders ("Annual Meeting"), the stockholders of Gilman + Ciocia, Inc. (the "Company"), approved the adoption of the Company's 2007 Stock Incentive Plan (the "2007 Plan").

      The 2007 Plan provides that it will be administered by the Company's Board of Directors (the "Board") or a committee of two or more members of the Board appointed by the Board (the "Committee"). The Board or the Committee will generally have the authority to administer the 2007 Plan, determine participants who will be granted awards under the 2007 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards.

      The 2007 Plan provides for the grant of any or all of the following types of awards: (a) common stock options, (b) restricted common stock, (c) deferred common stock and (d) other common stock-based awards. Awards may be granted singly, in combination, or in tandem. Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 16,128,106 shares of the Company's common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of the Company's common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 564,483 shares.

      Awards under the 2007 Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. However, only employees of the Company and its subsidiaries will be eligible to receive options that are designated as incentive stock options.

      With respect to options granted under the 2007 Plan, the exercise price must be at least 100% (110% in the case of an incentive stock option granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) of the fair market value of the common stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of common stock that are awarded subject to the satisfaction of the terms and conditions established by the administrator. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as determined by the administrator.

      The description of the 2007 Plan described in this report does not purport to be complete and is qualified in its entirety by the language in the 2007 Plan, which is incorporated herein by reference to Exhibit C of the Company's definitive proxy statement on Schedule 14A ("Proxy Statement") filed with the Securities and Exchange Commission ("SEC") on June 18, 2007.

      On July 19, 2007, the Board appointed Frederick G. Wasserman as a Class A director of the Company and Nelson Obus as a Class C director of the Company, subject to, and beginning upon, the consummation of the closing of the financing approved by the stockholders at the Annual Meeting as described in the Proxy Statement (the "Financing"). Mr. Wasserman's term will expire at the annual meeting of stockholders with respect to the fiscal year ending June 30, 2007. Mr. Obus' term will expire at the annual meeting of stockholders with respect to the fiscal year ending June 30, 2009. In addition, subject to, and beginning


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

upon, the consummation of the closing of the Financing, the Board appointed Mr. Wasserman as a member of the Audit Committee and as the Chairman of the Compensation Committee, and the Board appointed Mr. Obus as a member of the Nominating and Corporate Governance Committee.

      Mr. Wasserman, 52, currently provides financial and management consulting services to small and micro-cap companies. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Prior to his employment at Goebel, Mr. Wasserman held several positions, including Interim President and full-time Chief Financial Officer with Papel Giftware, a privately owned giftware company, from 1995 to 2001. He has also served in senior executive and managerial roles at Chelsea Marketing and Sales, a specialty products distributor and The Score Board, Inc., a distributor of sports and entertainment memorabilia. Mr. Wasserman spent the first 13 years of his career in the public accounting profession, serving at Most, Horowitz & Company; Coopers & Lybrand; and Richard
A. Eisner & Company. Mr. Wasserman also serves as a director of The AfterSoft Group, Inc., Acme Communications, Inc., Allied Defense Group, Inc., and Teamstaff, Inc. Mr. Wasserman received a BS in Economics from The Wharton School of the University of Pennsylvania in 1976 where he majored in Accounting.

      Mr. Obus, 60, has served as president of Wynnefield Capital, Inc. since November 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public equities. Mr. Obus also serves on the board of directors of Layne Christensen Company. In April 2006, the Securities and Exchange Commission filed a civil action alleging that Nelson Obus, the Wynnefield Capital Funds, and two other individuals, in June 2001 engaged in insider trading in the securities of SunSource, a public company that had been in the portfolio of the Wynnefield Capital Funds for years. Mr. Obus, the Wynnefield Capital Funds, and the other defendants emphatically deny the allegations and are vigorously contesting the case, which remains in the early stages of discovery.

      Mr. Wasserman and Mr. Obus are the designees as board members by representatives of the purchasers of the Company's common stock pursuant to the Financing.

      At the Annual Meeting, the stockholders of the Company elected five directors. See Item 8.01 below.

      On July 19, 2007, the Board adopted the following compensation arrangements for non-employee directors. Commencing on July 1, 2007, each non-employee director of the Company, in his capacity as such and in addition to reimbursement of applicable expenses, will receive:

      1.    A $24,000 annual retainer payable $2,000 per month;


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

      2. An annual grant of shares of restricted common stock with a fair market value of $5,000 at the time of grant with a one year vesting period;

      3. An annual grant of common stock options with a five-year term and vesting as to 20% of the shares annually commencing one year after the date of grant and having a Black-Scholes value of $5,000 at the time of grant determined based on the closing price on the date of such grant;

      4. Board committee members will receive an additional $3,000 annual retainer;

      5. In addition, the Board is considering appointing a "lead director" of the Board, and if appointed, such lead director will receive an annual retainer of $24,000 payable $2,000 per month.

      Prior to any grant pursuant to the above referenced compensation arrangements, the Board will determine a fixed date upon which any such grants will be made.

Item 8.01. Other Information.

      On July 19, 2007 the stockholders of the Company voted at the Annual Meeting in favor of the proposal contained in the Proxy Statement to amend the Company's Certificate of Incorporation to increase the Company's authorized common stock to 500 million shares (the "Amendment"). The Amendment was effected on July 20, 2007. Prior to the Amendment, the Company's Certificate of Incorporation provided for 20 million shares of authorized common stock.

      At the Annual Meeting, the stockholders of the Company elected the following directors: Edward H. Cohen as a Class A director (which term expires at the annual meeting of stockholders to be held for the fiscal year ending June 30, 2007), James Ciocia and Michael Ryan as Class B directors (which term expires at the annul meeting of stockholders to be held for the fiscal year ending June 30, 2008) and John F. Levy and Allan R. Page as Class C directors (which term expires at the annual meeting of stockholders to be held for the fiscal year ending June 30, 2009).

      Also at the Annual Meeting, the stockholders ratified the appointment of Sherb & Co., LLP as the Company's independent auditors for the fiscal year ending June 30, 2007.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GILMAN + CIOCIA, INC.
                                   (Registrant)


                                   By: /s/ Ted H. Finkelstein
                                       -----------------------------------------
                                       Name: Ted H. Finkelstein
                                       Title: Vice President and General Counsel
Date: July 25, 2007


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